UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2012
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Effective April 26, 2012, Sono Resources, Inc. ("Sono") entered into a Share Exchange Agreement (the "Agreement") pursuant to which Sono expects to acquire the right to acquire a 100% interest in and to 46 mining claims located in Alaska, U.S.A. (the "Mineral Assets") on or before May 15, 2012 (the "Closing Date").

Sono entered into the Agreement with Alaska Metals Corp. ("Alaska Metals"), a British Columbia company, and each of the shareholders of Alaska Metals (each a "Vendor" and collectively, the "Vendors"), pursuant to which the Vendors have agreed to sell, and Sono has agreed to acquire, all of the issued and outstanding shares of Alaska Metals (collectively, the "Purchased Shares"). Alaska Metals is the sole shareholder of Alaska Metals & Mining Corp., an Alaska company, which is the holder of the right to acquire a 100% interest in and to the Mineral Assets which are more particularly described as set out in Schedule "B" to the Agreement.

Under the terms of the Agreement, the total purchase price for the Purchased Shares is 12,500,000 restricted shares of common stock of Sono, to be delivered to the Vendors on a pro rata basis in accordance with each Vendor's percentage ownership in Alaska Metals.

The securities of Sono to be issued to the Vendors upon the closing of the Agreement will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and will be issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

Mr. Peter Wilson, Sono's President, CEO and a director, is a 17% indirect beneficial shareholder of Alaska Metals and Mr. William Thomas, Sono's CFO and a director, is a 4% shareholder of Alaska Metals. In addition, Mr. Wilson is the sole officer and director of Alaska Metals' wholly owned subsidiary, Alaska Metals & Mining Corp.

Conditions Precedent to the Closing of the Agreement

The closing of the Agreement is subject to the satisfaction of conditions precedent to closing as set forth in the Agreement, including, but not limited to, the following:

(a)       Sono, Alaska Metals and the Vendors will have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated by the Agreement;

(b)       Sono, Alaska Metals and the Vendors shall have complied with all warranties, representations, covenants and agreements therein agreed to be performed or caused to be performed on or before the closing date;

(c)       no action or proceeding in law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit any of the transactions contemplated by the Agreement;

(d)       completion by each of Sono and Alaska Metals of an initial due diligence and operations review of the other's respective businesses and operations;

(e)       no material loss or destruction of or damage to Sono or Alaska Metals shall have occurred; and

(f)       the board of directors of Sono and Alaska Metals ratifying the terms and conditions of the Agreement.

Due to conditions precedent to the closing and the risk that the conditions precedent will not be satisfied, there is no assurance that Sono will complete the share exchange as contemplated in the Agreement.

The foregoing description of the acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events.

On April 27, 2012, Sono issued a press release announcing that it had entered into the Agreement as discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement among all the shareholders of Alaska Metals Corp., Alaska Metals Corp. and Sono Resources, Inc., dated April 26, 2012, including schedules attached thereto
99.1	Press release of Sono Resources, Inc., dated April 27, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.
Date: April 27, 2012.	/s/ William D. Thomas_____ Name: William D. Thomas Title: Chief Financial Officer

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